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                                                              Exhibit (h)(4)(ii)

                                 AMENDMENT NO. 1

                AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

     AMENDMENT NO. 1 to the Amended and Restated Expense Limitation Agreement, dated as of August 1, 2003, between The Equitable Life Assurance Society of the United States ("Equitable" or the "Manager") and AXA Premier VIP Trust ("Trust").

     The Manager and Trust hereby agree to modify and amend the Amended and Restated Expense Limitation Agreement (the "Expense Limitation Agreement"), dated as of June 1, 2002 between them as follows:

1. New Portfolios. The Manager and the Trust have determined to add the AXA Conservative Allocation Portfolio, AXA Conservative-Plus Allocation Portfolio, AXA Moderate Allocation Portfolio, AXA Moderate-Plus Allocation Portfolio and AXA Aggressive Allocation Portfolio ("New Portfolios") to the Agreement on the terms and conditions contained in the Agreement, and at the level of the expense limitation applicable to the New Portfolios as set forth in the attached schedule.

2.   Paragraph 2.1 of the Agreement:

          Reimbursement. If in any year in which the Management Agreement is still in effect, the estimated aggregate Fund Operating Expenses of such Fund for the fiscal year are less than the Maximum Annual Operating Expense Limit for that year, the Manager shall be entitled to reimbursement by such Fund, in whole or in part as provided below, of the investment management fees waived or reduced and other payments remitted by the Manager to such Fund pursuant to Section 1 hereof. The total amount of reimbursement to which the Manager may be entitled ("Reimbursement Amount") shall equal, at any time, the sum of all investment management fees previously waived or reduced by the Manager and all other payments remitted by the Manager to the Fund, pursuant to Section 1 hereof, during any of the previous three
     (3) fiscal years, less any reimbursement previously paid by such Fund to the Manager, pursuant to Section 2.2 hereof, with respect to such waivers, reductions, and payments. The Reimbursement Amount shall not include any additional charges or fees whatsoever, including, e.g., interest accruable on the Reimbursement Amount.

1. Schedule A. Schedule A to the Agreement, which sets forth the Portfolios of the Trust, is hereby replaced in its entirety by the Amendment No. 1 to Schedule A attached hereto.

     Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

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     IN WITNESS WHEREOF, the parties have executed and delivered this Amendment
No. 1 as of the date first above set forth.

AXA PREMIER VIP TRUST                     THE EQUITABLE LIFE ASSURANCE
                                          SOCIETY OF THE UNITED STATES


By:  /s/ Steven M. Joenk                  By:  /s/ Peter D. Noris
     ---------------------------------         ---------------------------------
         Steven M. Joenk                           Peter D. Noris
         President and Chief Executive             Executive Vice President and
         Officer                                   Chief Investment Officer


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                                 AMENDMENT NO. 1

                                   SCHEDULE A
                     MAXIMUM ANNUAL OPERATING EXPENSE LIMITS

This Agreement relates to the following Funds of the Trust:

                                                  Maximum Annual
Name of Fund                                      Operating Expense Limit
-----------------------------------------------   ------------------------
AXA Premier VIP Large Cap Core Equity Portfolio                       1.10%

AXA Premier VIP Large Cap Growth Portfolio                            1.10%

AXA Premier VIP Large Cap Value Portfolio                             1.10%

AXA Premier VIP Small/Mid Cap Growth Portfolio                        1.35%

AXA Premier VIP Small/Mid Cap Value Portfolio                         1.35%

AXA Premier VIP International Equity Portfolio                        1.55%

AXA Premier VIP Technology Portfolio                                  1.60%

AXA Premier VIP Health Care Portfolio                                 1.60%

AXA Premier VIP Core Bond Portfolio                                   0.70%

AXA Conservative Allocation Portfolio                                 0.10%

AXA Conservative-Plus Allocation Portfolio                            0.10%

AXA Moderate Allocation Portfolio                                     0.10%

AXA Moderate-Plus Allocation Portfolio                                0.10%

AXA Aggressive Allocation Portfolio                                   0.10%